UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
July 5, 2023

Commission File Number: 0-29923

Orbital Infrastructure Group, Inc.
(Exact Name of registrant as specified in Its Charter)

Texas	84-1463284
(State or Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

5444 Westheimer Road
Suite 1650
Houston, Texas 77056
(Address of Principal Executive Offices)

(832) 467-1420
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	OIG	Nasdaq Capital Market

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On July 5, 2023, Orbital Infrastructure Group, Inc., a Texas corporation, ("OIG") and its wholly owned subsidiary, Orbital Power, Inc., a Texas corporation, ("OPI") and together with OIG, the "Sellers" entered into an asset purchase agreement, ("APA") with Ferreira Power South, LLC, a Florida limited liability company, the "Purchaser." A copy of the APA is attached hereto and made a part hereof.

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 5, 2023, the Sellers entered into an asset purchase agreement ("APA") by and among, OIG and OPI (the "Sellers") and Ferreira Power South, LLC, the "Purchaser").

Pursuant to the terms of the APA, the Sellers agreed to sell and assign to the Purchaser, upon the terms and subject to the conditions contained in the APA, and Purchaser agreed to purchase and acquire from OPI, all of the assets, properties and rights of every kind, nature, character and description, relating to, used, or held for use in OPI’s business, directly or indirectly, in whole or in part), whether real, personal, or mixed, whether tangible or intangible, whether accrued, contingent, or otherwise, in existence on the closing date (collectively, the “Purchased Assets”) excluding any Employee Pension Benefit Plan or Employee Welfare Benefit Plan or other employee or benefit records, any other severance pay, stay pay, salary continuation, bonus, incentive, stock option or other equity based, retirement or early retirement, pension, profit sharing, deferred compensation, welfare, vacation/holiday plans, contracts, programs, funds or similar arrangements, and all other employee fringe or other benefit plans, contracts, programs, funds or similar arrangements, adopted, maintained, sponsored, contributed to or made available for the benefit of employees or former employees and/or with respect to which Sellers or any affiliate of Sellers has any ongoing obligation or actual or potential ongoing liability whatsoever.

For a more complete description of the purchased and excluded assets, assumed liabilities and non-assumed liabilities, please see the APA which is attached hereto as an exhibit.

For and in consideration of the sale, conveyance and assignment of the Purchased Assets described above. Purchaser agrees to furnish to OPI, and OPI agrees to accept from Purchaser, aggregate consideration with a value at closing as set forth in the APA, together with the assumption of certain liabilities as set forth in the APA, (the “Purchase Price”).

The APA contains customary representations and warranties made by the Sellers and the Purchaser. The APA also contains certain post-closing covenants, including the covenants by Sellers, along with their affiliates, to not engage in a business that is competitive with the business for a period of five years after the closing date, subject to certain exceptions, and to not solicit employees of the business for a period of five years after the closing date, subject to certain exceptions. The APA provides that Sellers will indemnify the Purchaser, and the Purchaser will indemnify the Sellers, for breaches of representations, warranties and covenants, and for certain other matters, including the indemnification by Sellers for certain specified excluded liabilities.

The foregoing description of the APA does not purport to be complete and is qualified in its entirety by reference to the full text of the APA, which is filed as an exhibit to this current report on Form 8-K and is incorporated herein by reference.

The representations, warranties and covenants contained in the APA were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the APA and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Sellers or the Purchaser or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the APA are qualified by information in the disclosure schedules that the parties have exchanged. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, since (i) they were made only as of the date of such agreement or a prior, specified date, (ii) in some cases they are subject to qualifications with respect to materiality, knowledge and/or other matters and (iii) they may be modified in part by underlying disclosure schedule(s).

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
Exhibit No.Description
2.1	Asset Purchase Agreement between and among Orbital Infrastructure Group, Inc. and Orbital Power, Inc. as Sellers and Ferreira Power Southern, LLC, as Purchaser.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Signed and submitted this 10th day of July 2023.

Orbital Infrastructure Group, Inc.
(Registrant)

By: /s/ William J. Clough
William J. Clough
Executive Chairman and CLO

Exhibit 2.1	Asset Purchase Agreement between and among Orbital Infrastructure Group, Inc. and Orbital Power, Inc. as Sellers and Ferreira Power Southern, LLC, as Purchaser
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)